Exhibit 99.1

Equity Commonwealth and Monmouth Real Estate Amend Merger
Agreement to Increase Value of Offer

Enhanced Consideration with 0.713x Exchange Ratio and Option to Receive Cash

Offers Monmouth Shareholders a Combination of Certainty and Opportunity for
Future Upside

Total Value Represents 23.1% Premium
Over Monmouth’s 30-Day Average Unaffected Trading Price as of December 18, 2020

Shareholders Urged to Vote “FOR” the Amended Transaction on the WHITE Proxy Card

Chicago and Holmdel, N.J. – August 16, 2021 – Equity Commonwealth (NYSE: EQC) and Monmouth Real Estate Investment Corporation (NYSE: MNR), or Monmouth, today announced that they have entered into an amendment to the definitive merger agreement (as amended, the “Merger Agreement”) between the two companies. Under the terms of the Merger Agreement, Equity Commonwealth revised its offer to pay a total value of $19.00 per share in a combination of cash and stock at the election of Monmouth shareholders and based on EQC’s closing price of $26.65 per share on August 13, 2021. Total consideration for the transaction is $3.4 billion, including the assumption of $857 million of mortgage debt, and the repayment of the $550 million of Monmouth’s 6.125% Series C Redeemable Preferred Stock and Monmouth’s outstanding line of credit and term loan.

The new cash component provides greater certainty of value and an opportunity for liquidity for Monmouth’s shareholders. The revised offer increases the exchange ratio from 0.67x to 0.713x, representing a 6.4% premium over the previous all-stock offer and a 23.1% valuation premium to Monmouth’s 30-day average unaffected trading price as of December 18, 2020.

“Our revised offer provides Monmouth shareholders with the option to elect to receive consideration in cash, but also provides a tax-deferred option to remain invested in the future upside of our business,” said David Helfand, President, Chief Executive Officer and Trustee of Equity Commonwealth. “We will continue to have significant balance sheet capacity, of over $4 billion, for future industrial investments.”

Monmouth shareholders will have the option to elect to receive, for each Monmouth common share, either (i) $19.00 of cash or (ii) 0.713 shares of EQC stock. Pursuant to the terms of the Merger Agreement, the aggregate cash consideration will be $641 million and the transaction will result in the issuance of 46.2 million EQC common shares. In the event Monmouth shareholders, in the aggregate, elect to receive in excess of $641 million in cash or 46.2 million EQC shares, the cash and stock consideration will become subject to proration. Depending on the extent of proration, a Monmouth shareholder electing the cash consideration will receive no less than $6.50 in cash for each Monmouth common share with the balance paid in EQC common shares. A Monmouth shareholder electing the stock consideration will receive no less than 0.469 shares of EQC common shares, representing a value of $12.50 per share based on EQC’s closing share price of $26.65 on August 13, 2021, with the balance paid in cash.

“Over Monmouth’s more than 50-year history, and particularly over the last several months as part of our robust strategic alternatives process, Monmouth’s Board and management team have successfully maximized value for shareholders,” said Michael P. Landy, President and CEO of Monmouth. “The Monmouth Board is pleased to unanimously support this improved transaction, which provides greater value and optionality to address the preferences of our diverse shareholder base. With this revised agreement, Monmouth shareholders will have the option to choose a superior, immediate cash premium, or tax-efficient equity consideration enabling them to participate in the value and cash flow upside of the combined platform. We are confident that together with EQC, our combined company will be a market leading industrial REIT well-positioned for sustainable growth and long-term value creation.”

The revised transaction structure, with the issuance of fewer EQC common shares, is expected to result in significant improvement in per share earnings metrics for the combined company as compared to earnings under the original all-stock transaction. In addition, the dividend per share is expected to be higher under the revised transaction due to fewer EQC common shares outstanding post transaction. It is anticipated that the transaction will be tax-deferred to Monmouth common shareholders to the extent they receive common stock as consideration. In connection with the revised offer, the termination fee will increase by approximately $10 million to $72 million.

Equity Commonwealth and Monmouth shareholders are expected to own approximately 73% and 27%, respectively, of the pro forma company following the close of the transaction.

Transaction Timing & Approval

The Board of Trustees of Equity Commonwealth and the Board of Directors of Monmouth Real Estate have each unanimously approved the amended Merger Agreement.

The virtual special meetings of EQC shareholders and MNR shareholders previously scheduled to be held on August 24, 2021 at 10:00 a.m. and 11:00 a.m. Eastern Time, respectively, have been rescheduled for August 31, 2021 at 10:00 a.m. and 11:00 a.m. Eastern Time, respectively. MNR shareholders wishing to participate in the live webcast of the MNR Special Meeting must pre-register at www.cesonlineservices.com/mnr21_vm by 11:00 a.m., Eastern Time, on August 30, 2021.

Both Monmouth and EQC shareholders are encouraged to submit a WHITE proxy card or voting instruction form to vote their common shares as promptly as possible. For specific instructions on how to vote shares, please review the applicable instructions that are set forth in the joint proxy statement/prospectus. Shareholders who have questions about the merger or how to submit their proxy, should contact EQC’s proxy solicitor D.F. King & Co., Inc., at (877) 783-5524 or Monmouth’s proxy solicitor, Okapi Partners LLC, at (877) 796-5274.

Common shareholders of Equity Commonwealth and Monmouth will soon receive an amendment to the joint proxy statement/prospectus which will contain important information about the amended Merger Agreement. In addition, Monmouth shareholders will separately receive an election form to enable them to indicate the form of consideration they wish to receive for their Monmouth shares. Monmouth shareholders who do not indicate a preference will be deemed to have elected to receive EQC common shares. The deadline for cash or stock elections by Monmouth common shareholders will be 5 p.m., Eastern Time, on September 9, 2021. Regardless of their election regarding cash or stock consideration, shareholders are encouraged to submit a WHITE proxy card or voting instruction form to vote their common shares as promptly as possible.

The transaction is currently expected to close September 9, 2021, subject to customary closing conditions, including approval by the common shareholders of both Equity Commonwealth and Monmouth.

Advisors

Goldman Sachs & Co. LLC is acting as financial advisor and Fried, Frank, Harris, Shriver and Jacobson LLP is serving as legal advisor to Equity Commonwealth. J.P. Morgan Securities LLC and CS Capital Advisors, LLC are acting as financial advisors and Stroock & Stroock & Lavan LLP is serving as legal advisor to Monmouth.

About Equity Commonwealth

Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s portfolio is comprised of 4 properties totaling 1.5 million square feet.

About Monmouth

Monmouth Real Estate Investment Corporation (NYSE: MNR), founded in 1968, is one of the oldest public equity REITs in the world. Monmouth specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment grade tenants. Monmouth is a fully integrated and self-managed real estate company, whose property portfolio consists of 121 properties, containing a total of approximately 24.7 million rentable square feet, geographically diversified across 32 states.

Regulation FD Disclosures

We use any of the following to comply with EQC and MNR disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or EQC and MNR websites. We routinely post important information on our websites at www.eqcre.com and www.mreic.reit, including information that may be deemed to be material. We encourage investors and other interested parties to monitor these distribution channels for material disclosures.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval in any jurisdiction pursuant to or in connection with the proposed merger or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed merger, EQC has filed a registration statement on Form S-4 with the SEC, which became effective on July 23, 2021, to register the common shares of beneficial interest of EQC to be issued pursuant to the merger with Monmouth Real Estate Investment Corporation (“MNR”). The registration statement includes a joint proxy statement/prospectus which has been filed by EQC and MNR with the SEC and has been sent to the common shareholders of EQC seeking their approval of the share issuance and to the common shareholders of MNR seeking their approval of the merger (the “joint proxy statement/prospectus”). EQC and MNR intend to file with the SEC and send to their respective common shareholders an amendment to the joint proxy statement/prospectus describing the amended terms of the merger. EQC and MNR may also file other documents regarding the proposed merger and share issuance with the SEC. Shareholders are urged to read the joint proxy statement/prospectus and the amendment thereto, as well as any other amendment or supplement thereto and any other relevant documents filed with the SEC in connection with the proposed merger, when they become available, because they will contain important information about EQC, Monmouth and the proposed mergers. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus and other documents filed with the SEC, when they become available, through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC will also be available free of charge from EQC and Monmouth using the sources indicated below.

Participants in the Solicitation

Equity Commonwealth and Monmouth and certain of their respective directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of directors and executive officers of Equity Commonwealth in Equity Commonwealth’s proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on April 27, 2021, as well as in its other filings with the SEC. Information about Monmouth’s directors and executive officers is available in Monmouth’s Annual Report on Form 10-K for Monmouth’s fiscal year ended September 30, 2020, filed with the SEC on November 23, 2020, and in other documents filed by Monmouth with the SEC. Other information regarding participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the registration statement on Form S-4, the solicitation statement / prospectus and other relevant materials filed or to be filed with the SEC regarding the proposed merger (if and when they become available). You may obtain free copies of these documents at the SEC’s website at www.sec.gov. Copies of documents filed with the SEC will also be available free of charge from Equity Commonwealth and Monmouth using the sources indicated below.

Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding consummating the merger, asset sales and other transactions described herein and the timing thereof. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect Equity Commonwealth’s and Monmouth’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances regarding Equity Commonwealth and Monmouth that may cause actual results to differ significantly from those expressed in any forward-looking statement, including, without limitation, (i) inability to complete the proposed merger because, among other reasons, one or more conditions to the closing of the proposed merger may not be satisfied or waived; (ii) uncertainty as to the timing of completion of the proposed merger; (iii) potential adverse effects or changes to relationships with Equity Commonwealth’s or Monmouth’s respective tenants, employees, service providers or other parties resulting from the announcement or completion of the proposed merger; (iv) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (v) possible disruptions from the proposed merger that could harm Equity Commonwealth’s or Monmouth’s respective business, including current plans and operations; (vi) unexpected costs, charges or expenses resulting from the proposed merger; (vii) uncertainty of the expected financial performance of Equity Commonwealth following completion of the proposed merger, including the possibility that the benefits anticipated from the proposed merger will not be realized or will not be realized within the expected time period; (viii) legislative, regulatory and economic developments; and (ix) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities and epidemics and pandemics, including COVID-19, as well as Equity Commonwealth’s or Monmouth’s management’s response to any of the aforementioned factors. These factors should not be construed as exhaustive and should be read in conjunction with other risk factors and cautionary statements that are included in Equity Commonwealth’s and Monmouth’s SEC filings. Equity Commonwealth and Monmouth do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

While forward-looking statements reflect good faith beliefs, they are not guarantees of future performance. Equity Commonwealth and Monmouth disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Contacts

Equity Commonwealth - Investors & Media
Sarah Byrnes
(312) 646-2801
ir@eqcre.com

Monmouth - Investors
Becky Coleridge
(732) 577-9996
mreic@mreic.com

Monmouth - Media
Andrew Siegel / Kara Brickman
Joele Frank
(212) 355-4449